Exhibit 10S
HAEMONETICS CORPORATION
2005 LONG-TERM INCENTIVE COMPENSATION PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT
WITH
«Name»

HAEMONETICS CORPORATION
NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER 2005 LONG-TERM INCENTIVE COMPENSATION PLAN
     THIS NON-QUALIFIED STOCK OPTION AGREEMENT (“Agreement”) entered into this date «Option_Date» by and between Haemonetics Corporation, a Massachusetts corporation with a principal place of business in Braintree, Massachusetts, (the “Company”), and the herein named employee of the Company (or one of its subsidiaries) (the Company and its subsidiaries herein together referred to as the “Company”) (the “Employee”).
     1. The Company desires to grant the Employee a non-qualified stock option under the Company’s 2005 Long-Term Incentive Compensation Plan (the “Plan”) to acquire shares of the Company’s common stock, $.01 par value per share (the “Common Stock”).
     2. Article 6 of the Plan provides that each option is to be evidenced by an award agreement, setting forth the terms and conditions of the option.
     ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Employee hereby agree as follows:
     1. Grant of Option. The Company hereby irrevocably grants to the Employee a non-qualified stock option (the “Option”) to purchase all or any part of an aggregate of «X_Total_Options» shares of Common Stock (the “Shares”) on the terms and conditions hereinafter set forth. This Option shall not be treated as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”).
     2. Purchase Price. The purchase price (“Purchase Price”) for the Shares covered by the Option shall be «Option_Price» per Share.
     3. Time of Exercise of Option; Exercisability.
     (a) The Option shall not be exercisable prior to «Vest_Date_1».
     Thereafter, the Option shall be exercisable as follows:

	Percentage of
	Shares Becoming	Cumulative
	Available for	Percentage
On or After	Exercise	Available
«Vest_date_1»	25%	25%
«Vest_date_2»	25%	50%
«Vest_date_3»	25%	75%
«Vest_date_4»	25%	100%

     4. Term of Options; Exercisability and Acceleration of Vesting.
          (a) Term.
               (1) The Option shall expire not more than seven (7) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.
               (2) Except as otherwise provided in this Section 4 if the Employee ceases to be an employee of the Company, the Option shall stop vesting on the last date of employment and shall terminate three months after the date such Employee ceases to be an employee of the Company, or on the date on which the Option expires by its terms, whichever occurs first.
               (3) If such termination of employment is because of the Employee’s Disability, such Option shall continue to vest, and shall be exercisable until expiration by its terms.
               (4) If such termination of employment is because the Employee has retired from the Company in good standing then such Option shall stop vesting on the last date of employment but may be exercised by the Employee (or her/his permitted transferee) at any time on or prior to the earlier of the expiration date of the Option or the expiration of five (5) years after the date of the Employee’s termination due to retirement. For purposes of this Option Agreement, retirement shall mean a termination of employment initiated by the Employee after reaching age fifty five, and completing at least five years of service with the Company. Years of service with any of the Company’s wholly owned subsidiaries shall be credited as years of service with the Company.
               (5) In the event of the death of the Employee while in the employ of the Company, any unvested options shall immediately become fully vested, and the Option shall be exercisable until expiration by its terms.
               (6) The Option shall immediately become fully vested if (i) a Change in Control occurs and (ii) the surviving corporation or acquiring corporation following a Change in Control refuses to assume or continue the Option or to substitute a similar equity award. If the Option is so continued, assumed or substituted and at any time during the 24 months immediately following the Change in Control the Employee’s employment is terminated without Cause or is terminated by the Employee due to a Constructive Termination, then all unvested options shall immediately become fully vested and shall be exercisable until expiration by their terms.
          (b) Special Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:
               (1) “Cause” means:

(A) the Employee’s conviction of (or a plea of guilty or nolo contendere to) a felony or any other crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety; or
(B) a determination by the Company that the Employee has (i) willfully and continuously failed to perform substantially the Employee’s duties (other than any such failure resulting from the Employee’s CIC Disability) after a written demand for substantial performance is delivered to the Employee which specifically identifies the manner in which the Company believes that the Employee has not substantially performed the Employee’s duties, (ii) engaged in illegal conduct, an act of dishonesty or gross misconduct, or (iii) willfully violated a material requirement of the Company’s code of conduct or the Employee’s fiduciary duty to the Company. No act or failure to act on the part of the Employee shall be considered “willful” unless it is done, or omitted to be done, by the Employee in bad faith and without reasonable belief that the Employee’s action or omission was in, or not opposed to, the best interests of the Company or its subsidiaries.
               (2) “Change in Control” means the earliest to occur of the following events.
(A) a person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than thirty-five percent (35%) of the then outstanding shares of the Common Stock, shall acquire such additional shares of the Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions such person or group and affiliates beneficially own thirty-five percent (35%) or more of the Common Stock outstanding,
(B) closing of the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, and
(C) the consummation of any merger, reorganization, consolidation or share exchange unless the persons who were the beneficial owners of the outstanding shares of the common stock of Company immediately before the consummation of such transaction beneficially own more than 50% of the outstanding shares of the common stock of the successor or survivor entity in such transaction immediately following the consummation of such transaction. For purposes of this definition, the percentage of the beneficially owned shares of the successor or survivor entity described above shall be determined exclusively by reference to the shares of the successor or survivor entity which result from the beneficial ownership of shares of Common Stock by the persons described above immediately before the consummation of such transaction.

               (3) “CIC Disability” means the Employee’s inability, due to physical or mental incapacity resulting from injury, sickness or disease, for one hundred and eighty days in any twelve month period to perform his duties hereunder.
               (4) “Constructive Termination” means, without the express written consent of the Employee, the occurrence of any of the following during the 24 months immediately after a Change in Control:
(A) a material reduction in the Employee’s annual base salary as in effect immediately prior to a Change in Control or as the same may be increased from time to time, or a material failure to provide the Employee with an opportunity to earn annual incentive compensation and long-term incentive compensation at least as favorable as in effect immediately prior to a Change of Control or as the same may be increased from time to time;
(B) a material diminution in the Employee’s authority, duties, or responsibilities as in effect at the time of the Change in Control;
(C) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Employee is required to report (it being understood that if the Employee reports directly to the Company’s Board of Directors prior to the Change in Control , a requirement that the Employee report to any individual or body other than the Board of the Directors of the surviving or acquiring corporation will constitute “Constructive Termination” hereunder);
(D) a material diminution in the budget over which the Employee retains authority;
(E) the Company’s requiring the Employee to be based anywhere outside a fifty mile radius of the Company’s offices at which the Employee is based as of immediately prior to a Change of Control (or any subsequent location at which the Employee has previously consented to be based) except for required travel on the Company’s business to an extent that is not substantially greater than the Employee’s business travel obligations as of immediately prior to a Change in Control or, if more favorable, as of any time thereafter; or
(F) any other action or inaction that constitutes a material breach by the Company or any of its subsidiaries of the terms of this Agreement.
               In no event shall the Employee be entitled to terminate employment with the Company on account of “Constructive Termination” unless the Employee provides notice of the existence of the purported condition that constitutes “Constructive Termination” within a period not to exceed ninety (90) days of its initial existence, and the Company fails to cure such condition (if curable) within thirty (30) days after the receipt of such notice.
               (5) “Disability” has the meaning given it in Article 2 of the Plan.

     5. Manner of Exercise of Option.
          (a) To the extent that the right to exercise the Option has accrued and is in effect, the Option may be exercised in full or in part by giving written, electronic, or telephonic notice to the Company stating the number of Shares exercised and accompanied by payment in full for such Shares. Payment may be either wholly in cash or, with the consent of the Compensation Committee, in whole or in part in Shares of the common stock of the Company already owned by the person exercising the Option, valued at fair market value, provided that the shares must have been held by the Participant for at least six (6) months prior to their delivery to satisfy the Option price. Upon such exercise, delivery of a certificate for paid-up, non-assessable Shares shall be made, as promptly as practicable, at the principal office of the Company to the person exercising the Option.
          (b) The Company shall at all times during the term of the Option reserve and keep available such number of Shares of its common stock as will be sufficient to satisfy the requirements of the Option. The Employee shall not have any of the rights of a stockholder of the Company in respect of the Shares until one or more certificates for such Shares shall be delivered to him or her upon the due exercise of the Option.
     6. Non-Transferability. The right of the Employee to exercise the Option shall not be assignable or transferable by the Employee otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and the Option may be exercised during the lifetime of the Employee only by him or her. The Option shall be null and void and without effect upon any attempted assignment or transfer, except as hereinabove provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the Option.
     7. Representation Letter and Investment Legend.
          (a) In the event that for any reason the Shares to be issued upon exercise of the Option shall not be effectively registered under the Securities Act of 1933 (the “1933 Act”), upon any date on which the Option is exercised in whole or in part, the person exercising the Option shall give a written representation to the Company in a form satisfactory to the Company and the Company shall place an “investment legend,” so-called upon any certificate for the Shares issued by reason of such exercise.
          (b) The Company shall be under no obligation to qualify Shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purposes of covering the issue of Shares.

     8. Adjustments on Changes in Capitalization. Adjustments on Changes in Capitalization and the like shall be made in accordance with Article 4 of the Plan, as in effect on the date of this Agreement.
     9. No Special Employment Rights. Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment of the Employee for the period within which this Option may be exercised. However, during the period of the Employee’s employment, the Employee shall render diligently and faithfully the services which are assigned to the Employee from time to time by the Board of Directors or by the executive officers of the Company and shall at no time take any action which directly or indirectly would be inconsistent with the best interests of the Company.
     10. Rights as a Shareholder. The Employee shall have no rights as a shareholder with respect to any Shares which may be purchased by exercise of this Option unless and until a certificate or certificates representing such Shares are duly issued and delivered to the Employee. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.
     11. Withholding Taxes. Whenever Shares are to be issued upon exercise of this Option, the Company shall require the Employee to remit to the Company an amount sufficient to satisfy all Federal, state and local withholding tax requirements, domestic or foreign, prior to the delivery of any certificate or certificates for such Shares.
     12. Data Privacy Consent.
As a condition of the Grant, you consent to the collection, use and transfer of your personal data as described in this paragraph. You understand that the Company and its subsidiaries hold certain personal information about you, including your name, home address and telephone number, date of birth, social insurance (or security) number or identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company (or any of its subsidiaries), details of all options or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, managing and administering the Plan (“Data”). You further understand that the Company and/or a subsidiary may transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and that the Company and/or a subsidiary may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. You understand that these recipients may be located in the European Economic Area, or elsewhere, such as the United States or Canada, and that the recipient’s country may have different data privacy laws and protections than your country. You authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan,including any requisite transfer of such Data to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired pursuant to the Plan as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock on your behalf. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to it or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local Human Resources representative. Refusal or withdrawal of consent may, however, affect your ability to exercise or realize benefits from the Grant or the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local Human Resources representative.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its corporate seal to be hereto affixed by its officer thereunto duly authorized, and the Employee has accepted this agreement, all as of the day and year first above written.

HAEMONETICS CORPORATION

Brian Concannon, President and CEO

Signature of Employee

Date:
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